N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners EquityTrust
ClearBridge Select  Fund

Item 77I(a) :Terms of new or amended securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's Prospectus and Summary Prospectus as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 3, 2016 (Accession No. 0001193125-16-491471). The
Registrant also incorporates by reference Post-Effective Amendment No. 354 to Form N-1A filed on February 24, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-475243).